Exhibit 5.5

May 31, 2024

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re:	Form S-4 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as counsel in the State of Wyoming (the “State”) for CCC Wyoming Properties, LLC, a Wyoming limited liability company (“Wyoming Properties”), and Community Alternatives, an unregistered Wyoming general partnership (“Community Alternatives” and, collectively with Wyoming Properties, the “Opinion Parties”) in connection with a registration statement on Form S-4 (the “Registration Statement”) filed by The GEO Group, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Act”) relating to the registration under the Act of the Company’s $650,000,00 aggregate principal amount of its 8.625% Senior Secured Notes Due 2029 (the “Initial Secured Notes”) and $625,000,000 aggregate principal amount of its 10.250% Senior Notes Due 2031 (“Initial Unsecured Notes,” and together with the Initial Secured Notes, the “Initial Notes”) the full and unconditional guarantees as to payment of principal and interest on the Initial Notes as set forth in Indentures referred to below (the “Initial Guarantees”) by the Opinion Parties and each of the other entities listed in the Registration Statement as subsidiary guarantors (the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange in the proposed exchange offer (the “Registered Exchange Offer”) its Initial Notes and Initial Guarantees (collectively, the “Initial Securities”), which have not been registered under the Act, for an equal principal amount of debt securities and related guarantees of the Company and the Guarantors identical in all material respects to the Initial Securities (the “Securities”). The Securities will be registered under the Act as set forth in the Registration Statement and will be issued upon consummation of the Registered Exchange Offer pursuant to an indenture covering the Initial Secured Notes and related guarantees (the “Secured Notes Indenture”) and an indenture covering the Initial Unsecured Notes and related guarantees (the “Unsecured Notes Indenture”), each dated April 18, 2024, among the Company, the Guarantors and Ankura Trust Company, as trustee (the “Trustee”).

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This opinion is being furnished at the request of the Opinion Parties. The only opinions by this firm are limited to the matters expressly stated in paragraphs (1) through (4) below (our “Opinion”) and no opinions are to be inferred or may be implied beyond the opinions expressly stated. Specifically, no opinion is expressed herein regarding the effect of or compliance with securities laws.

In connection with our Opinion, we have reviewed originals or copies of the following documents:

A.	the Registration Statement and the Prospectus;

B.	the Registration Rights Agreement;

C.	the Secured Notes Indenture and the Unsecured Notes Indenture (collectively, the “Indentures” also referred to herein as the “Opinion Documents”);

D.

The Articles of Organization and Operating Agreement of Wyoming Properties (together, the “Wyoming Properties Charter Documents”), each certified by the Secretary of Wyoming Properties or another authorized officer as being true, complete and in full force and effect on the date of our Opinion;

E.

The Amended and Restated Partnership Agreement of Community Alternatives, certified by the Secretary of Community Alternatives or another authorized officer (the “Community Alternatives Charter Documents” and, together with the Wyoming Properties Charter Documents, the “Charter Documents”);

F.

The resolutions of the directors, managers, sole manager, managing members, general partners and limited partners (as applicable) of the Company and the Guarantors, including the Opinion Parties, covering the transactions set forth in and contemplated by the Registered Exchange Offer (the “Resolutions”), certified by the respective Secretaries of the Company and the Guarantors or other authorized officer as being true, complete and in full effect on the date of our Opinion

G.

Certificate of Existence with Status in Good Standing issued by the Secretary of State of the State, dated May 29, 2024, certifying that Wyoming Properties exists and is in good standing with that office (the “Good Standing Certificate”); and

H.	the Omnibus Secretary’s Certificate dated May 31, 2024 (the “Secretary’s Certificate”).

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We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Opinion Parties and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Opinion Parties and others, and such other documents, certificates and agreements necessary or appropriate to form the basis for the opinions set forth herein.

In rendering our Opinion, we have relied, without investigation on each of the following assumptions, notwithstanding any knowledge or materiality limitation In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions, notwithstanding any knowledge or materiality limitation: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registered Exchange Offer; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Opinion Documents other than Wyoming Properties; (d) the entity power of each party to the Opinion Documents (other than the Opinion Parties) to execute, deliver and perform the Opinion Documents and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Opinion Parties) of each document executed and delivered or to be executed and delivered in connection with the Opinion Documents by such party; (f) that any certificates on which we have relied and dated as of an earlier date are still accurate as of the date hereof; and (g) as to matters of fact, the accuracy and truthfulness of the representations made in the Opinion Documents and in the certificates of public officials and officers of the Company and the Opinion Parties, including the Secretary’s Certificate.

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, it is our Opinion that, as of the date hereof:

(1)	Based solely on the Certificate of Good Standing, Wyoming Properties is a Wyoming limited liability company that is validly existing and in good standing under the laws of the State of Wyoming.

(2)

Wyoming Properties has taken all necessary limited liability company action to authorize the execution and delivery, and its performance of its obligations under the Opinion Documents and has the corporate power to execute and deliver the Opinion Documents to which it is a party and to incur its respective obligations set forth therein.

(3)

Community Alternatives has taken all necessary partnership action to authorize the execution and delivery, and its performance of its obligations under the Opinion Documents and has the corporate power to execute and deliver the Opinion Documents to which it is a party and to incur its respective obligations set forth therein.

(4)	The Indentures have been duly executed and delivered by each of Wyoming Properties and Community Alternatives.

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We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State, as in effect on the date hereof.

Our opinions contained in this letter are rendered only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise or come to our attention after the date of this opinion letter, or any future changes in laws. This opinion letter is provided as a legal opinion only, effective as of the date of this letter, and not as a guaranty or warranty of the matters discussed herein or as representations of fact.

These opinions are furnished for the benefit of the addressee in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose or by any other party without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to any document for another purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter submitted by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.5. In giving the opinions contained in this letter and our consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Holland & Hart LLP